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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
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                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(B) OR 12(G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                AEROPOSTALE, INC.
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        (Exact name of registrant as specified in its charter)
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             DELAWARE                                 31-1443880
(State of incorporation or organization)   (I.R.S. Employer Identification No.)


    1372 BROADWAY, 8TH FLOOR
       NEW YORK, NEW YORK                                           10018
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(Address of principal executive offices)                          (Zip Code)

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
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If this form relates to the registration     If this form relates to the registration
of a class of securities pursuant to         of a class of securities pursuant to
Section 12(b) of the Exchange Act and is     Section 12(g) of the Exchange Act and
effective pursuant to General Instruction    is effective pursuant to General
A.(c), please check the following box.       Instruction A.(d), please check the
[X}                                          following box. [ ]

Securities Act registration statement file number to which this form relates: 333-84056
                                                                              ---------
                                                                              (If applicable)
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Securities to be registered pursuant to Section 12(b) of the Act:
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      Title of Each Class                        Name of Each Exchange on Which
      to be so Registered                        Each Class is to be Registered
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
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           Common Stock, $0.01 per share                        New York Stock Exchange, Inc.
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Securities to be registered pursuant to Section 12(g) of the Act: None

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                                (Title of Class)



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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

              The description of the Common Stock, par value $.01 per share (the "COMMON STOCK"), of Aeropostale, Inc. (the "COMPANY") as included under the caption "Description of Capital Stock" in the Prospectus forming a part of the Registration Statement on Form S-1, as originally filed with the Securities and Exchange Commission (the "COMMISSION") on March 8, 2002 (Registration No. 333-84056), including exhibits, and as may be subsequently amended from time to time (the "REGISTRATION STATEMENT"), is hereby incorporated by reference. In addition, all of the above-referenced descriptions included in any Prospectus relating to the Registration Statement filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference herein.

ITEM 2.  EXHIBITS.


           NUMBER                                  DESCRIPTION
          -------                              --------------------

            1. Form of Certificate of Incorporation of Company, incorporated by reference to Exhibit 3.1 of the Registration Statement.

           2. Form of Amended and Restated By-Laws of the Company, incorporated by reference to Exhibit 3.2 of the Registration Statement.

           3. Form of certificate representing the shares of Common Stock, incorporated by reference to Exhibit 4.1 of the Registration Statement.

           4. Stockholders' Agreement, dated as of August 3, 1998 by and among MSS-Delaware, Inc., MSS Acquisition Corp. II, Federated Specialty Stores, Inc., Julian R. Geiger,
                   David R. Geltzer and John S. Mills, incorporated by reference to Exhibit 4.2 of the Registration Statement.


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                                   SIGNATURES

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: May 3, 2002                            AEROPOSTALE, INC.
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                                             (Registrant)

                                    By:      /S/ JOHN S. MILLS
                                             ----------------------------------
                                    Name:    John S. Mills
                                    Title:   President, Chief Operating Officer
                                             and Secretary